EXHIBIT 16


                          [BDO Seidman, LLP letterhead]


January 12, 2000



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 5, 1999, to be filed by our former client, Scientific Measurement Systems, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.


Very truly yours,




BDO SEIDMAN, LLP